LAW OFFICE
                                    OF
                         STEWART A. MERKIN, P.A.
                             ATTORNEY AT LAW
                       RIVERGATE PLAZA, SUITE 300
                          444 BRICKELL AVENUE
                          MIAMI, FLORIDA 33131


Stewart A. Merkin                                 Tel.: (305) 357-5556
                                                  Fax:  (305) 358-2490


December 17, 2002


Board of Directors
Am Build, Inc.
120 Eglinton Avenue East, Suite 500
Toronto, Ontario

Re:  Shares to be registered on Form SB-2 (the "Shares")

Gentlemen:

     We have acted as counsel for Am Build, Inc., a Nevada corporation (the "Company"), and certain of its shareholders (the "Selling Shareholders") in connection with the issuance of the Shares described in the prospectus of the Company dated December 19, 2002 (the "Prospectus"), contained in the Registration statement on Form SB-2 of the Company.

     In connection with this matter,we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:

     (a) Articles of Incorporation of the Company, as amended to date;
     (b)  By-laws of the Company, as amended to date;
     (c) Certificates from the Secretary of State of the State of Nevada dated as of a recent date, stating that the Company is duly Incorporated and in good standing in the State of Nevada;
     (d)  Share Certificates of the Company;
     (e)  The Registration Statement and all exhibits thereto;

     In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by certain Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photo static copies.

     Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in


         Exhibit 5.1 - Pg. 1


good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, with a par value of $.0001 per share of which 20,000,000 are issued and outstanding and 50,000,000 shares of Preferred Stock, with a par value of $.0001 per share of which none are issued and outstanding. Proper corporate proceedings have been taken to validly authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective),will be duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

     In addition, we have participated in conferences with representatives of the Company and accountants for the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than the caption "Description of Securities"), we advise you that on the basis of foregoing, we have no reason to believe that either the Registration Statement or the Prospectus, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained in the Registration Statement or Prospectus as to which we are not called upon to and do not express any opinion).

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations hereunder.

Very truly yours,


/s/ Stewart A. Merkin
---------------------
Stewart A. Merkin



         Exhibit 5.1 - Pg. 2